As filed with the Securities and Exchange Commission on June 10, 2003
                                                   Registration No. 333-13818

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                        Post-Effective Amendment No. 1 to
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                                  RADWARE LTD.
             (Exact name of registrant as specified in its charter)
          Israel                                             None
(State or other jurisdiction                   (IRS Employer Identification No.)
of incorporation or organization)

                            22 Raoul Wallenberg St.,
                             Tel Aviv 69710, Israel
                               011-972-3-766-8666
               (Address of principal executive offices) (Zip Code)

       RADWARE LTD. AMENDED AND RESTATED 2001 EMPLOYEE STOCK PURCHASE PLAN

     RADWARE LTD. - APPENDIX A TO THE 1997 KEY EMPLOYEE SHARE INCENTIVE PLAN
                            (Full title of the Plans)


                                   Roy Zisapel
                                  Radware Inc.
                         575 Corporate Drive, Suite 205
                            Mahwah, New Jersey 07430
                     (Name and address of agent for service)
                                 (201) 512-9771
          (Telephone Number, including area code, of agent for service)

                                     PART II

               Information Required in the Registration Statement

Item 8.  Exhibits

  Exhibit Number     Exhibit
        4.1          Memorandum  of  Association  of  the  Registrant,  as
                     amended,  filed  as  Exhibit  3.1  to the Registrant's
                     Registration  Statement on Form F-1, as amended
                     (Registration No. 333-10752),  and
                     incorporated herein by reference.
        4.2          Articles  of  Association  of  the  Registrant,   filed
                     as  Exhibit  3.2  to  the  Registrant's Registration
                     Statement on Form F-1, as amended  (Registration No.
                     333-10752),  and incorporated herein by reference.
        5            Opinion of  Goldfarb,  Levy,  Eran & Co.,  filed as Exhibit
                     5 to the  Registrant's  Registration Statement on Form S-8
                     (Registration No. 333-13818), and incorporated herein by
                     reference.
       23(a)         Consent of Luboshitz Kasierer, filed as Exhibit 23(a) to
                     the Registrant's Registration Statement on Form S-8
                     (Registration No. 333-13818), and incorporated herein by
                     reference.
       23(b)         Consent of Goldfarb, Levy, Eran & Co., filed as Exhibit
                     23(b) to the Registrant's Registration Statement on Form
                     S-8 (Registration No. 333-13818), and incorporated herein
                     by reference.
       24            Power of Attorney,  filed as Exhibit 5 to the  Registrant's
                     Registration  Statement on Form S-8 (Registration No.
                     333-13818), and incorporated herein by reference.
       99(a)         Radware Ltd. Key Employee Share Incentive Plan (1997),
                     filed as Exhibit 99(b) to the Registrant's Registration
                     Statement on Form S-8 (Registration No. 333-13818), and
                     incorporated herein by reference.
       99(b)         Radware Ltd. Amended and Restated 2001 Employee Stock
                     Purchase Plan.
       99(c)         Appendix A to the Key Employee Share Incentive Plan (1997).

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tel Aviv, State of Israel on this 10th day of June, 2003.

                                              RADWARE LTD.


                                              By: /s/Yehuda Zisapel
                                              ----------------------------
                                              Yehuda Zisapel
                                              Chairman of the Board of Directors

                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.


                                    EXHIBITS

                                       TO

                        POST-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933


                                  RADWARE LTD.

                                  EXHIBIT INDEX


  Exhibit Number     Exhibit
        4.1          Memorandum  of  Association  of  the  Registrant,  as
                     amended,  filed  as  Exhibit  3.1  to the Registrant's
                     Registration  Statement on Form F-1, as amended
                     (Registration No. 333-10752),  and incorporated herein by
                     reference.
        4.2          Articles  of  Association  of  the  Registrant,   filed  as
                     Exhibit  3.2  to  the  Registrant's Registration  Statement
                     on Form F-1, as amended  (Registration No. 333-10752),  and incorporated herein by reference.
        5            Opinion of  Goldfarb,  Levy,  Eran & Co.,  filed as Exhibit
                     5 to the  Registrant's  Registration Statement on Form S-8
                     (Registration No. 333-13818), and incorporated herein by
                     reference.
       23(a)         Consent of Luboshitz Kasierer, filed as Exhibit 23(a) to
                     the Registrant's Registration Statement on Form S-8
                     (Registration No. 333-13818), and incorporated herein by
                     reference.
       23(b)         Consent of Goldfarb, Levy, Eran & Co., filed as Exhibit
                     23(b) to the Registrant's Registration Statement on Form
                     S-8 (Registration No. 333-13818), and incorporated herein
                     by reference.
       24            Power of Attorney,  filed as Exhibit 5 to the  Registrant's
                     Registration  Statement on Form S-8 (Registration No.
                     333-13818), and incorporated herein by reference.
       99(a)         Radware Ltd. Key Employee Share Incentive Plan (1997),
                     filed as Exhibit 99(b) to the Registrant's Registration
                     Statement on Form S-8 (Registration No. 333-13818), and
                     incorporated herein by reference.
       99(b)         Radware Ltd. Amended and Restated 2001 Employee Stock
                     Purchase Plan.
       99(c)         Appendix A to the Key Employee Share Incentive Plan (1997).

                                                                EXHIBIT 99(b)

                                  RADWARE LTD.

                        2001 EMPLOYEE STOCK PURCHASE PLAN
                   (As Amended and Restated November 21, 2002)

1.       Purpose.

         The purpose of this Plan is to provide employees of the Company's Subsidiaries with an opportunity to purchase Ordinary Shares of the Company through accumulated payroll deductions. It is the intention of the Company to have this Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of this Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.       Definitions.

A. "1999 Plan" means the Company's 1999 Employee Stock Purchase Plan, as amended from time to time.

B.       "Board" means the Board of Directors of the Company.

C.       "Code" means the U.S. Internal Revenue Code of 1986, as amended.

D. "Ordinary Shares" means the ordinary shares, NIS 0.1 par value, of the Company.

E. "Company" means RADWARE Ltd., an Israeli company whose registered office is at Tel Aviv, Israel, or any successor company.

F. "Compensation" means the fixed salary or wage paid by the Company to an Employee as reported to the United States government for Federal income tax purposes, including an Employee's portion of salary deferral contributions pursuant to section 401(k) of the Code and any amount excludable pursuant to section 125 of the Code, but excluding payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, commissions, severance pay, foreign service pay, expense reimbursements, any credit or benefit under any employee plan and any other compensation.

G. "Designated Subsidiary" means any Subsidiary that has been designated by the Board from time to time in its sole discretion as eligible to participate in this Plan, and shall in any event include Radware Inc..

H. "Employee" means any individual who is an employee of a Designated Subsidiary for purposes of U.S. income tax withholding under the Code whose customary employment with the Subsidiary is at least twenty (20) hours per week and more than five (5) months in any calendar year except (i) any such person who is prohibited by applicable foreign law from participating in this Plan and (ii) any employee who is "highly compensated" within the meaning of section 414(q) of the Code. For purposes of this Plan, the employment relationship shall be treated as continuing intact while the employed is on sick leave or other leave of absence approved by the Company or Subsidiary. Where the period of leave exceeds ninety (90)days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

I. "Exercise Date" means the Trading Day prior to the date six (6) months, twelve (12) months, eighteen (18) months or twenty-four
        (24) months after the Offering Date on each Offering Period.

J. "Exercise Period" means a period commencing on an Offering Date or on the Trading Day after an Exercise Date and terminating on the Trading Day prior to the date six (6) months later.

K. "Fair Market Value" per Ordinary Share as of a particular date shall mean the closing price per Ordinary Share on such date as reported on the National Association of Securities Dealers Automated Quotation National Market System (or on such other recognized market or quotation system on which the trading prices of the Ordinary Shares are traded or quoted at the relevant time).

L. "Offering Date" means the first Trading Day of each Offering Period of this Plan.

M. "Offering Period" means, subject to Section 4 of this Plan, a period of twenty-four (24) months consisting of four (4) six-month Exercise Periods during which options granted pursuant to this Plan may be exercised.

N. "Parent" means a corporation, domestic or foreign, which holds, directly or indirectly, not less than fifty percent (50%) of the voting shares of all classes of capital stock of the Company.

O. "Participant" means any Employee subscribing to this Plan in accordance with Section 5 of this Plan.

P. "Plan" means this 2001 Employee Stock Purchase Plan, as amended from time to time.

Q. "Radware" means Radware Inc., a wholly owned subsidiary of RADWARE Ltd. incorporated in the State of New Jersey USA.

R. "Subsidiary" means a corporation, domestic or foreign, of which not less than fifty percent (50%) of the voting shares of all classes of capital stock are held, directly or indirectly, by the Company at the time of granting an option hereunder, whether or not such corporation now exists or is hereafter organized or acquired by the Company.

S. "Trading Day" means a day on which national stock exchanges and the National Association of Securities Dealers Automated Quotation
       (NASDAQ) System are open for trading.

3.      Eligibility.

A. Any Employee who shall be employed on the date his or her participation in this Plan is effective shall be eligible to participate in this Plan, subject to limitations imposed by Section 423(b) of the Code. Employees who participate in the 1999 Plan may also participate in this Plan.

B. Any provisions of this Plan to the contrary notwithstanding, no Employee shall be granted an option under this Plan or the 1999 Plan
       (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary or Parent of the Company, or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries and Parent (including the 1999 Plan) to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of Fair Market Value of such stock (determined at the time any such option is granted) for each calendar year in which such option is outstanding at any time. Any amounts received from an Employee which cannot be used to purchase Ordinary Shares as a result of this limitation will be returned as soon as practicable to the Employee without interest.

4.    Offering Periods.

      The Plan shall be implemented by overlapping twenty-four (24) month Offering Periods with a new Offering Period commencing on the first Trading Date following the first Exercise Date of each previous Offering Period and ending on the last Trading Day on or prior to the second anniversary of such commencement date. This Plan shall continue thereafter until terminated in accordance with Section 20 hereof. Subject to he requirements of Section 20, the Board shall have the power to change the duration and/or frequency of Offering Periods with respect to future offerings and shall use its best efforts to notify Employees of any such change at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected. For these purposes, the automatic transfer to a "Low Price Offering Period" described in Section 10 of this Plan shall not be a change in the duration of an Offering Period. Furthermore, the Board may adjust the duration of the first Offering Period (up to but not exceeding 27 months) to reflect the timing of this Plan's implementation, provided that such adjustment is announced to Participants prior to the first Exercise Date under this Plan.

5.    Participation.

A. An eligible Employee may become a Participant by completing a subscription agreement authorizing payroll deductions on a form provided by the Company and filing it with the Company's payroll office at least ten (10) business days prior to the applicable Offering Date, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given Offering Period.

B. Payroll deductions for a Participant shall commence on the first payroll following the Offering Date and shall end on the Exercise Date of the offering to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 11.

6.    Payroll Deductions.

A. At the time a Participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each payday during the Offering Period in an amount no less than one percent (1%) of his or her Compensation, and subject to the limitations of 6(d) hereto, may amount to ten percent (10%) of his or her aggregate Compensation during said Offering Period. However, a Participant may not elect a payroll deduction amount greater than ten percent (10%) in the aggregate to be applied to the purchase of Ordinary Shares under this Plan and the 1999 Plan.

B. All payroll deductions made by a Participant shall be credited to his or her account under this Plan and will be withheld in whole percentages only. A Participant may not make any additional payments into such account

C. A Participant may discontinue his or her participation in this Plan as provided in Section 11, or may decrease (but not increase) the rate or amount of his or her payroll deductions during the Offering Period (within the limitations of Section 6(a)) by competing and filing with the Company a new subscription agreement authorizing a decrease in the rate or amount of payroll deductions; provided, however, that a Participant may not decrease the rate or amount of his or her payroll deductions more than once in any one month. Provided that the new authorization is received by the Company more than five (5) business days in advance of the start of the next payroll period, (the next payday) the change in rate shall be effective at the next payroll only as to Compensation accrued following such effectiveness. Subject to the limitations of Section 6(d), a Participant's subscription agreement shall remain in effect for successive Offering Periods unless revised as provided herein or terminated as provided in Section 11.

D.   Notwithstanding the foregoing, to the extent necessary to comply with
      Section 423(b)(8) of the Code and Section 3(b) herein, a Participant's payroll deductions may be decreased to zero percent (0%) at such time during any Exercise Period which is scheduled to end during the current calendar year that the aggregate of all of such Participant's payroll deductions accumulated with respect to such Exercise Period and any other Exercise Period ending within the same calendar year under this Plan or the 1999 Plan exceed twenty-five thousand dollars ($25,000). Payroll deductions shall recommence at the rate provided in such Participant's subscription agreement at the beginning of the first Exercise Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 11.

E. At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Ordinary Shares issued under this Plan is disposed of, the Participant must make adequate provision for the Company's federal, state or other tax withholding obligations, if any, which arise upon the exercise of the option or the dispositions, if any, which arise upon the exercise of the option or the disposition of the Ordinary Shares. At any time, the Company may, but will not be obligated to, withhold from the Participant's Compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Ordinary
      Shares by the Employee.

7.    Grant of Option.

      On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the per share option price) up to a number of shares of the Company's Ordinary Shares determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the lower of (i) eighty-five percent (85%) of the Fair Market Value of a share of the Company's Ordinary Shares on the Offering Date or (ii) eighty-five percent (85%) of the Fair Market Value of a share of the Company's Ordinary Shares on the Exercise Date. Exercise of each option during the Offering Period shall occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 11, and each option shall expire at midnight on the last day of the applicable Exercise Period.

8.    Exercise of Option.

A. Unless a Participant withdraws from this Plan as provided in Section 11, his or her option for the purchase of shares will be exercised automatically on each Exercise Date of the Offering Period, and the maximum number of full shares subject to option shall be purchased for such Participant at the applicable option price with the accumulated payroll deductions in his or her account. No fractional shares will be purchased and any amount remaining in the Participant's account after an Exercise Date shall be held in the account until the next Exercise Date of the Offering Period, unless the Offering Period has been oversubscribed or has terminated with such Exercise Date, in which case such amount shall be refunded to the participant. During a Participant's lifetime, a Participant's option to purchase shares hereunder is exercisable only by him or her.

B. For all Offering Periods beginning after November 1, 2002, the maximum number of shares of the Company's Ordinary Shares purchasable per Participant on any Exercise Date shall not exceed 10,000 shares, subject to period adjustments in the event of certain changes in the Company's capitalization. In addition, for all Offering Periods beginning after November 1, 2002, the maximum number of shares of the Company's Ordinary Shares purchasable in total by all Participants on any one Exercise Date shall not exceed 40,000 shares, subject to period adjustments in the event of certain changes in the Company's capitalization. However, the Board shall have the discretionary authority, exercisable prior to the start of any offering Period under the Plan, to increase or decrease the limitations to be in effect for the number of shares purchasable per Participant and in total by all Participants enrolled in that particular Offering Period on each Exercise Date which occurs during that Offering Period.

9.    Delivery.

      As promptly as practicable after the Exercise Date of each Exercise Period, the Company shall arrange the delivery to each Participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option. Any cash remaining to the credit of a Participant's account under this Plan after a purchase by him or her of shares at the termination of each Exercise Period which is insufficient to purchase a full share of Ordinary Shares of the Company shall be applied to the Participant's account for the next Exercise Period.

10.   Automatic Transfer to Low Price Offering Period.

      In the event that the Fair Market Value of the Company's Ordinary Shares is lower on an Exercise Date than it was on the first Offering Date for that Offering Period, all Employees participating in this Plan on the Exercise Date shall be deemed to have withdrawn from the Offering Period 5 business days after the exercise of their option on such Exercise Date and to have enrolled as participants in a new Offering Period which begins on or about the day following such Exercise Date. A Participant may elect to remain in the previous short Offering Period by filling a written statement declaring such election with the Company no more than 5 business days prior to the time of the automatic change to the new Offering Period.

11.   Withdrawal; Termination of Employment.

A. A Participant may withdraw all, but not less than all, the payroll deductions credited to his or her account and not yet used to exercise his or her option under this Plan at any time by giving written notice to the Company pursuant to a form to be provided by the Company. All of the Participant's payroll deductions credited to his or her account will be paid to such Participant as promptly as practicable after receipt of notice of withdrawal and such Participant's remaining option or options for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a Participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the Participant delivers to the Company a new subscription agreement.

B. Upon a Participant's ceasing to be an Employee prior to an Exercise Date for any reason, including retirement or death, or upon termination of a Participant's employment relationship (as described in Section 2(g)), the payroll deductions credited to such Participant's account during the Exercise Period but not yet used to exercise the option will be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 16 of this Plan, and such Participant's remaining option or options will be automatically terminated. Such termination shall be deemed a withdrawal from this Plan.

C. A Participant's withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the Participant withdraws.

12.   Interest.

      No interest shall accrue on or be payable with respect to the payroll deductions of a Participant in this Plan or any assets held in the Participant's account.

13.   Stock.

A.    The maximum  number of Ordinary  Shares of the  Company's  Ordinary
      Shares which shall be made available for sale under this Plan shall be 200,000 Ordinary Shares subject to adjustment upon changes in capitalization of the Company as provided in Section 19 of this Plan.
      If on a given Exercise Date the number of Ordinary Shares with respect to which options are to be exercised exceeds the number of Ordinary Shares then available under this Plan (after deduction of all Ordinary Shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the Ordinary Shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determined to be equitable. In such event, the Company shall give written notice of such reduction of the number of Ordinary Shares subject to the option to each Employee affected thereby and shall similarly reduce the rate of payroll deductions, if necessary. Any amounts remaining in an Employee's account which have not been applied to the purchase of Ordinary Shares pursuant to this Section 13 shall be refunded on or promptly after the applicable Exercise Date.

B. A Participant will have no interest or voting right in Ordinary Shares covered by his or her option until such option has been exercised.

C.          Ordinary Shares to be delivered to a Participant under this Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse.

14.          Administration.

A. The Plan shall be administered by the Board or a committee appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of this Plan, to determine eligibility and to adjudicate all disputed claims filed under this Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties. Members of the Board who are eligible Employees are permitted to participate in this Plan, provided that:

B. Members of the Board who are eligible to participate in this Plan may not vote on any matter affecting the administration of this Plan or the grant of any option pursuant to this Plan.

C.          If a committee is established to administer this Plan, no member of the Board who is eligible to participate in this Plan may be a member of the committee.

15.          Designation of Beneficiary.

A. A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant's account under this Plan in the event of such Participant's death subsequent to the end of the Offering Period but prior to delivery to him or her of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's account under this Plan in the event of such Participant's death prior to the Exercise Date of the Offering Period.

B. Such designation of beneficiary may be changed by the Participant at anytime by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such Participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16.          Transferability.

             Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 11.

17.          Use of Funds.

             All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions

18.   Reports.

      Individual accounts will be maintained for each Participant in this Plan. Statements of account will be given to participating Employees annually, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

19.   Adjustments Upon Changes in Capitalization.

      Subject to any required action by the shareholders of the Company, (i) the number of shares of Ordinary Shares covered by each option under this Plan which has not yet been exercised and the number of shares of Ordinary Shares which have been authorized for issuance under this Plan but have not yet been placed under option (collectively, the "Reserves"), (ii) the price per share of Ordinary Shares covered by each option under this Plan which has not yet been exercised, (iii) the maximum number and class of securities purchasable per Participant on any one Exercise Date, and [(iv) the maximum number and class of securities purchasable in total by all Participants on any one Exercise Date,] shall be proportionately adjusted for any increase or decrease in the number of issued Ordinary Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Ordinary Shares, or any other increase or decrease in the number of shares of Ordinary Shares effected without receipt of any conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Ordinary Shares subject to an option.

      In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under this Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the "New Exercise Date"). If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each Participant in writing, at least thirty (30) days prior to the New Exercise Date, that the Exercise Date for his or her option has been changed to the New Exercise Date and that his or her option has been changed to the New Exercise Date and that his or her option will be exercised automatically on the New Exercise Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 11. For purposes of this paragraph, an option granted under this Plan shall be deemed to be assumed if, following the sale of assets or merger the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Ordinary Shares for each share of Ordinary Shares held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Ordinary Shares); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Ordinary Shares in the sale of assets or merger.

      The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the reserves, as well as the price per share of Ordinary Shares covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Ordinary Shares, and in the event of the Company being consolidated with or merged into any other corporation.

20.      Amendment or Termination.

A. The Board may at any time and for any reason terminate or amend this Plan. Except as provided in Section 19, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of this Plan is in the best interests of the Company and its shareholders. Except as provided in Section 19, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain shareholder approval in such a manner and to such a degree as required. In the event that this Plan is not duly approved by the shareholders of the Company by the end of the first Exercise Period of the first Offering Period, this Plan shall terminate.

B. Without shareholder consent and without regard to whether any Participant rights may be considered to have been "adversely affected, " the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Ordinary Shares for each Participant properly correspond with amounts withheld from the Participant's Compensation, and establish such other limitations or procedures as the Board (or its committee)determines in its sole discretion advisable which are consistent with this Plan.

21.   Notices.

      All notices or other communications by a Participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22.   Conditions Upon Issuance of Shares.

      Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

      As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23.   Term of Plan.

      The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company. It shall continue for a term of ten (10) years unless sooner terminated under
      Section 20.

                                   EXHIBIT A

                                  RADWARE LTD.

                        2001 EMPLOYEE STOCK PURCHASE PLAN

                             SUBSCRIPTION AGREEMENT


Original Application                             Offering Date: ________________

Decrease in Payroll Deduction Rate


1. __________________________ hereby elects to participate in the Radware Ltd. 2001 Employee Stock Purchase Plan (the "Stock Purchase Plan") and subscribes to purchase shares of the Company's Ordinary Shares in accordance with this Subscription Agreement and the Stock Purchase Plan.

2. I hereby authorize payroll deductions from each paycheck in the amount of ___% of my Compensation on each payday (not to be less than 1% and not to exceed 10%) during the Offering Period in accordance with the Stock Purchase Plan. (Please note that no fractional percentages are permitted). Such deductions are to continue for succeeding Offering Periods under the Stock Purchase Plan until I give written instructions for a decrease in or termination of such deductions.

3. I understand that said payroll deductions shall be accumulated for the purchase of shares of Ordinary Shares at the applicable purchase price determined in accordance with the Stock Purchase Plan. I further understand that, except as otherwise set forth in the Stock Purchase Plan, shares will be purchased for me automatically on each Exercise Date of the Offering Period unless I otherwise withdraw from the Stock Purchase Plan by giving written notice to the Company for such purpose.

4. Shares purchased for me under the Stock Purchase Plan should be issued in the name(s) of: __
         ______________________________________________________________________
         ______________________________________________________________________

5. I acknowledge that, under the Internal Revenue Code, there are special tax "holding period" rules that govern the tax consequences of buying and selling shares under the Stock Purchase Plan. I understand that if I dispose of shares purchased under the Stock Purchase Plan within two years of the Offering Date (i.e., the first day of the Offering Period) or within one year of the Exercise Date (i.e., the date the shares are purchased), I will be treated for federal income tax purposes as having received ordinary income at the time of the sale equal to the difference between my purchase price and the market value of the stock on the Exercise Date. Any amount in excess of that difference will be treated as capital gain. I hereby agree to notify the Company in writing within 30 days after the date of any such disposition.

         I further understand that if I hold the shares for both the two-year and one-year holding periods described above, at the time I dispose of the shares I will be treated for federal income tax purposes as having received ordinary income in any amount equal only to the lesser of (1) the difference between my purchase price and the market value of the stock on the Offering Date or (2) the difference between my purchase price and the actual sale price for my stock. Any additional gain I receive on the sale will be treated as capital gain.

6. I have received a copy of the complete "Radware Ltd. 2001 Employee Stock Purchase Plan." I understand that my participation in the Stock Purchase Plan is in all respects subject to the terms of the Stock Purchase Plan.





Employee's Social Security Number: ____________________________________________

Employee's Address: ___________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.


Dated:________________________________________________________________________
                              Signature of Employee

                                   EXHIBIT B

                                  RADWARE LTD.

                        2001 EMPLOYEE STOCK PURCHASE PLAN

                              NOTICE OF WITHDRAWAL


The undersigned Participant in the Offering Period of the Radware Ltd. 2001 Employee Stock Purchase Plan which began on _________ __, [____] (the "Offering Date") hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as possible all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her remaining option or options for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.

                                                Name and Address of Participa

                                                --------------------------------

                                                --------------------------------

                                                --------------------------------

                                                Signature

                                                --------------------------------

                                                Date: _________________________

                                    EXHIBIT C

                                  RADWARE LTD.

                        2001 EMPLOYEE STOCK PURCHASE PLAN

                       NOTICE OF SALE OR OTHER DISPOSITION



To:  RADWARE Ltd.

____________________________
____________________________
____________________________

Attn:_______________________


This notice is to inform the Company of sales or other dispositions of stock acquired under the 2001 Employee Stock Purchase Plan (the "Plan"), so that the Company can fulfill its tax reporting obligations. This form must be completed and submitted to the Company whenever you sell stock acquired under the Plan, even if you no longer are employed by the Company. If you need assistance in completing this form, contact Ann Sullivan, Human Resources Director.

1. Employee Name:___________________________________________________________


2. Number of Shares Sold or Disposed of:_____________________________________


3. Date(s) these Shares were purchased under the Plan:_______________________
   __________________________________________________________________________


4. Date of Sale or other Disposition:_________________________________________


5. Type of Disposition: Sale __  Gift __  Other (describe) __
   __________________________________________________________________________

6. Stock Price per Share at Sale or Disposition:$____________________________


7. Amount Received on Sale or Disposition:$___________________________________


   _______________________________
   Employee Signature.

                                  RADWARE LTD.

                               APPENDIX A - ISRAEL

                  TO THE 1997 KEY EMPLOYEE SHARE INCENTIVE PLAN



1.       GENERAL

1.1. This Appendix is effective with respect to Options granted as of January 1, 2003 and shall comply with Amendment no. 132 of the Ordinance (as defined below).

1.2 This appendix (the "Appendix" shall apply only to Grantees who are residents of the state of Israel or those who are deemed to be residents of the state of Israel for the payment of tax. The provisions specified hereunder shall form an integral part of the 1997 Share Incentive Plan of Radware Ltd. (hereinafter: the "Plan"), which applies to the issuance of options to purchase Ordinary Shares of Radware Ltd. (hereinafter: the "Company"). Options to purchase the Company's Ordinary Shares may be issued to employees, directors, consultants and service providers of the Company or its Affiliates

 1.3. This Appendix is to be read as a continuation of the Plan and only modifies options granted to Israeli Grantees so that they comply with the requirements set by the Israeli law in general, and in particular with the provisions of Section 102 (as specified herein), as may be amended or replaced from time to time For the avoidance of doubt, this Appendix does not add to or modify the Plan in respect of any other category of Grantees.

 1.4. The Plan and this Appendix are complimentary to each other and shall be deemed as one. In any case of contradiction, whether explicit or implied, between the provisions of this Appendix and the Plan, the provisions set out in the Appendix shall prevail.

 1.5. Any capitalized terms not specifically defined in this Appendix shall be construed according to the interpretation given to it in the Plan.

2.       DEFINITIONS


2.1 "Affiliate" means any "employing company" within the meaning of Section 102(a) of the Ordinance.

2.2 "Approved 102 Option" means an Option granted pursuant to Section 102(b) of the Ordinance and held in trust by a Trustee for the benefit of the Grantee.

2.3 "Capital Gain Option (CGO)" means an Approved 102 Option elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) of the Ordinance.

2.4      "Controlling Shareholder" shall have the meaning ascribed to it in
         Section 32(9) of the Ordinance.

2.5 "Employee" means a person who is employed by the Company or its Affiliates, including an individual who is serving as a director or an office holder, but excluding any Controlling Shareholder.

2.6      "Grantee" means the persons to whom options shall be granted.

2.7      "ITA" means the Israeli Tax Authorities.

2.8 "Non-Employee" means a consultant, adviser, service provider, Controlling Shareholder or any other person who is not an Employee.

2.9 "Ordinary Income Option (OIO)" means an Approved 102 Option elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1)of the Ordinance.

2.10 "Option" means an option to purchase one or more Ordinary Shares of the Company pursuant to the Plan.

2.11 "102 Option" means any Option granted to Employees pursuant to Section 102 of the Ordinance.

2.12 "3(i) Option" means an Option granted pursuant to Section 3(i) of the Ordinance to any person who is a Non- Employee.

2.13 "Option Agreement" means the share option agreement between the Company and a Grantee that sets out the terms and conditions of an Option.

2.14 "Ordinance" means the 1961 Israeli Income Tax Ordinance [New Version] 1961 as now in effect or as hereafter amended.

2.15 "Section 102" means section 102 of the Ordinance and any regulations, rules, orders or procedures promulgated thereunder as now in effect or as hereafter amended.

2.16 "Trustee" means any individual appointed by the Company to serve as a trustee and approved by the ITA, all in accordance with the provisions of Section 102(a) of the Ordinance.

2.17     "Unapproved  102 Option"  means an Option  granted  pursuant  to
         Section 102(c) of the Ordinance and not held in trust by a Trustee.

3.       ISSUANCE OF OPTIONS

3.1 The persons eligible for participation in the Plan as Grantees shall include any Employees and/or Non-Employees of the Company or of any Affiliate; provided, however, that (i) Employees may only be granted 102 Options; and (ii) Non-Employees and/or Controlling Shareholders may only be granted 3(i) Options

3.2      The Company may  designate  Options  granted to Employees  pursuant to
         Section 102 as  Unapproved  102 Options or Approved 102 Options.

3.3 The grant of Approved 102 Options shall be made under this Appendix adopted by the Board , and shall be conditioned upon the approval of this Appendix by the ITA.

3.4 Approved 102 Options may either be classified as Capital Gain Options ("CGOs") or Ordinary Income Options ("OIOs"), as per the Board's decision.

3.5 No Approved 102 Options may be granted under this Appendix to any eligible Employee, unless and until, the Company's election of the type of Approved 102 Options as CGI or OIO granted to Employees (the "Election"), is appropriately filed with the ITA. Such Election shall become effective beginning the first date of grant of an Approved 102 Option under this Appendix and shall remain in effect until the end of the year following the year during which the Company first granted Approved 102 Options. The Election shall obligate the Company to grant only the type of Approved 102 Option it has elected, and shall apply to all Grantees who were granted Approved 102 Options during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Ordinance. For the avoidance of doubt, such Election shall not prevent the Company from granting Unapproved 102 Options simultaneously.

3.6 All Approved 102 Options must be held in trust by a Trustee, as described in Section 4_below.

3.7 For the avoidance of doubt, the designation of Unapproved 102 Options and Approved 102 Options shall be subject to the terms and conditions set forth in Section 102.


4.       TRUSTEE

4.1 Notwithstanding the provisions of the Plan, including without limitation Section 5 of the Plan, Approved 102 Options which shall be granted under this Appendix and/or any Ordinary Shares allocated or issued upon exercise of such Approved 102 Options and/or other shares received subsequently following any realization of rights, including bonus shares, shall be allocated or issued to the Trustee and held for the benefit of the Grantees for such period of time as required by
         Section 102 or any regulations, rules or orders or procedures promulgated thereunder (the "Holding Period") In the case the requirements for Approved 102 Options are not met, then the Approved 102 Options shall be regarded as Unapproved 102 Options, all in accordance with the provisions of Section 102.

4.2 Notwithstanding anything to the contrary, the Trustee shall not release any Ordinary Shares allocated or issued upon exercise of Approved 102 Options prior to the full payment of the Grantee's tax liabilities arising from Approved 102 Options which were granted to him and/or any Ordinary Shares allocated or issued upon exercise of such Options.

4.3      With respect to any Approved 102 Option, subject to the provisions of
         Section 102 and any rules or regulation or orders or procedures promulgated thereunder, an Grantee shall not be entitled to sell or release from trust any Share received upon the exercise of an Approved 102 Option and/or any share received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the Holding Period required under Section 102 of the Ordinance

4.4 Upon receipt of Approved 102 Option, the Grantee will sign an undertaking to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with this Appendix, or any Approved 102 Option or Ordinary Share granted to him thereunder.

4.5 Notwithstanding the provisions of the Plan, including without limitation Section 5 of the Plan, the Trustee shall empower Yehuda Zisapel with all the voting rights of the shares held by him under this Appendix and Plan and shall not exercise the voting rights in any other way whatsoever.


5.       THE OPTIONS

         The terms and conditions upon which the Options shall be issued and exercised, shall be as specified in the Option Agreement to be executed pursuant to the Plan and to this Appendix. Each Option Agreement shall state, inter alia, the number of Ordinary Shares to which the Option relates, the type of Option granted thereunder (whether a CGI, OIO, Unapproved 102 Option or a 3(i) Option), the vesting provisions and the exercise price.

6.       FAIR MARKET VALUE FOR TAX PURPOSES

Solely for the purpose of determining the tax liability pursuant to Section 102(b)(3) of the Ordinance, if at the date of grant the Company's shares are listed on any established stock exchange or a national market system, the fair market value of the Ordinary Shares at the date of grant shall be determined in accordance with the average value of the Company's shares on the thirty (30) trading days preceding the date of grant


7.       EXERCISE OF OPTIONS


An Option, or any part thereof, shall be exercisable by the Grantee's signing and returning to the Company at its principal office, with a copy to the Trustee, a "Notice of Exercise" in such form and substance as may be prescribed by the Committee from time to time. The exercise shall be effective upon receipt of such notice by the Company and the payment of the exercise price for the number of shares with respect to which the Option is being exercised, at the Company's principal office.

8.       ASSIGNABILITY AND SALE OF OPTIONS

8.1. Notwithstanding any other provision of the Plan no Option and no shares purchasable hereunder, whether fully paid or not, shall be assignable, transferable or given as collateral or any right to them given to any third party whatsoever, and during the lifetime of the Grantee each and all of his rights to purchase shares hereunder shall be exercisable only by him.

8.2. As long as Options or Ordinary Shares purchased pursuant to thereto are held by the Trustee on behalf of the Grantee, all rights of the Grantee over the shares are personal, can not be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

 9.      INTEGRATION OF SECTION 102 AND TAX ASSESSING OFFICER 'S PERMIT

9.1. With regards to Approved 102 Options, the provisions of the Plan and/or the Appendix and/or the Option Agreement shall be subject to the provisions of Section 102 and the Tax Assessing Officer's permit, and the said provisions and permit shall be deemed an integral part of the Plan and of the Appendix and of the Option Agreement.

9.2. Any provision of Section 102 and/or the said permit which is necessary in order to receive and/or to keep any tax benefit pursuant to Section 102, which is not expressly specified in the Plan or the Appendix or the Option Agreement, shall be considered binding upon the Company and the Grantees.

10.      DIVIDEND

         With respect to all Shares (but excluding, for avoidance of any doubt, any unexercised Options) allocated or issued upon the exercise of Options purchased by the Grantee and held by the Grantee or by the Trustee, as the case may be, the Grantee shall be entitled to receive dividends in accordance with the quantity of such Shares, subject to the provisions of the Company's Articles of Association (and all amendments thereto) and subject to any applicable taxation on distribution of dividends, and when applicable subject to the provisions of Section 102 and the rules, regulations or orders promulgated thereunder.

11.      TAX CONSEQUENCES


11.1 Any tax consequences arising from the grant or exercise of any Option, from the payment for shares covered thereby or from any other event or act (of the Company or the Grantee) hereunder, shall be borne solely by the Grantee. Furthermore, the Grantee shall agree to indemnify the Company and the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Grantee.

11.2 The Company and/or, when applicable, the Trustee shall not be required to release any share certificate to an Grantee until all required payments have been fully made.